STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement"), is made and entered into as of the 6th day of March, 2009, by and among MOBILE VIDEO DEVELOPMENT, INC., a corporation organized and existing under the laws of the State of Delaware (the “Buyer”), PAX CLEAN ENERGY, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company plans to designate a class of stock to be designated as shares of Series A Convertible Preferred Stock (the “Company Shares”); and

WHEREAS, Buyer desires to acquire the Company, and the Company wishes to be acquired by the Buyer, in each case in accordance with and subject to the terms and conditions set forth herein; and

WHEREAS, this transaction is motivated, in part, by the ability of the post-closing public vehicle to privately place approximately $2,000,000 in new equity capital in a transaction which takes place as soon as reasonably practicable following the Closing and the proceeds of which the Company intends to use to execute its business plan; and

WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which, in consideration for shares of capital stock of the Buyer (the “Buyer’s Shares”), Buyer will purchase from the Company one share of the Company Shares for each share of the Buyer’s Shares;

NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1           Definitions.  The following words shall have the respective meanings given to them in this Article 1.

1.1.1	“Action” has the meaning set forth in Section 3.7.

1.1.2
“Affiliate” means with respect to any Person, any other Person which is controlling, controlled by, or under common control with, directly or indirectly, the Person referred to, and, if the Person referred to is a natural Person, any member of such Person’s immediate family.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

1.1.3
“Agreement” means this Agreement as executed on the date hereof and as amended or supplemented in accordance with the terms hereof, including all Schedules and Exhibits attached hereto, as well as other documents to be furnished by the Parties as provided herein, which other documents shall be collectively referred to as the “Related Documents.”

1.1.4	“Business” means any and all business activities in which the Company is engaged, as such business is conducted by the Company on the date hereof and as of the Effective Time.

1.1.5	“Buyer” has the meaning set forth in the Preamble to this Agreement.

1.1.6	“Buyer’s Counsel Legal Opinion” means the legal opinion letter of counsel to Buyer, David Altshuler, Esq., in favor of the Company in such form as the Company shall reasonably require.

1.1.7	“Buyer’s Shares” means 100% of the issued and outstanding shares of Buyer’s common stock, par value $0.0001 per share, to be delivered to the Company by Buyer hereunder.

1.1.8	“Closing” means the consummation of the transactions contemplated by this Agreement, as provided for in Section 2.3.

1.1.9	“Closing Date” means the date on which the Closing occurs in accordance with this Agreement.

1.1.10	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.1.11	“Company” has the meaning set forth in the Recitals to this Agreement.

1.1.12	“Company’s Counsel Legal Opinion” means the legal opinion letter of counsel to the Company, Gersten Savage LLP, in favor of Buyer and its counsel in such form as Buyer may reasonably require.

1.1.13
“Company Shares” means the shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, with supermajority voting rights and such other rights and preferences as are specified in the Certificate of Designation, a form of which is attached hereto as Exhibit A, to be sold by the Company to Buyer hereunder.

1.1.14	“Confidential Information” has the meaning set forth in Section 5.1(b).

1.1.15
“Contract” means any written or oral contract, agreement, arrangement, understanding, lease, indenture, mortgage, deed of trust, evidence of indebtedness, commitment or instrument, open purchase order or offer, to which the Company is a party or by which it or any of its assets is bound.

1.1.16	“Effective Time” means the effective time of the Closing, which shall be deemed to be as of 12:01 a.m. Eastern Time on the Closing Date.

1.1.17	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.1.18	“Escrow Agent” means Gersten Savage LLP.

1.1.19
“Financial Statements” means (a) the unaudited balance sheets of the Company as of October 31, 2008 and (b) the related unaudited quarterly statements of earnings, stockholders’ equity, changes in financial position and cash flows for the respective periods then ended, together, as to all the foregoing, with any notes or schedules thereto.

1.1.20
“GAAP” means the accounting principles generally accepted in the United States, including as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, applied consistently throughout the periods involved.

1.1.21
“Government” means the United States of America, any other nation or state, any federal, bilateral or multilateral governmental authority, state, any possession, territory, local, county, district, city or other governmental unit or subdivision, and any branch, entity, agency, or judicial body of any of the foregoing.

1.1.22
“Income Taxes” means any Tax imposed upon or measured by net income or gross income (excluding any Tax based solely on gross receipts) including any interest, penalty, or additions thereto, whether disputed or not.

1.1.23	“Indemnified Person” means a person entitled to indemnification pursuant to Article 8 of this Agreement.

1.1.24	“Indemnifying Party” means the party required to indemnify and hold harmless such Indemnified Person.

1.1.25	“IRS” means the United States Internal Revenue Service.

1.1.26
“Knowledge” means, with respect to any Person, such Person’s actual knowledge of facts or other information, after having made (a) due inquiry of any other Person who is primarily responsible for, and/or the primary custodian of records pertaining to, the subject matter as to which such Person’s knowledge is being asserted, and  (b) due investigation of all files and records in the possession or control of such Person and pertaining to the subject matter as to which such Knowledge is being asserted.  The words “know,” “knowing” and “known” shall be construed accordingly.

1.1.27
“Law” means any statute, law, ordinance, decree, order, injunction, rule, directive, or regulation of any Government or quasi-governmental authority, and includes rules and regulations of any regulatory or self-regulatory authority compliance with which is required by any such statute, law, ordinance, decree, order, injunction, rule, directive, or regulation.

1.1.28
“Liabilities” or “Liability” means all debts, adverse claims, liabilities and/or obligations, direct, indirect, absolute or contingent, liquidated or unliquidated, whether accrued, vested or otherwise, and whether or not reflected or required to be reflected on the financial statements of a Person.

1.1.29
“Lien” means any lien, security interest, mortgage, indenture, deed of trust, pledge, charge, adverse claim, easement, restriction or other encumbrance, including, without limitation, any liens arising in respect of any Tax.

1.1.30
“Losses” means any damages, losses, charges, liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, taxes, interest, penalties, and costs and expenses, including removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation, reasonable attorneys’ fees and costs, and reasonable out-of-pocket disbursements.

1.1.31
“Material Adverse Effect” means any material adverse effect on (a) the Business, properties, assets, liabilities, profits, operations, results of operations or condition (financial or otherwise) of the Company, or (b) the validity or enforceability of this Agreement and/or any or all of the Related Documents, or the authority or ability of the Company to perform its obligations pursuant to this Agreement, but shall not be deemed to include (i) any adverse changes resulting from general economic, regulatory or political conditions, (ii) circumstances that affect the industries in which the Company operates generally unless expressly directed at or disproportionately affecting the Company, or (iii) any other event or occurrence which would customarily be considered to be force majeure in contracts of this type.

1.1.32	“Material Adverse Event” means the occurrence of any event, fact or circumstance that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company

1.1.33	“Material Contracts” has the meaning set forth in Section 3.10(a).

1.1.34	“Order” means an order, writ, injunction, or decree of any court or Government.

1.1.35
“Ordinary Course” means, with respect to the Business of the Company, only the ordinary course of commercial operations customarily engaged in by the Company consistent with industry norms and the Company’s prior practices, and specifically does not include (a) any activity (i) involving the purchase or sale of the Company or of any product line or business unit of the Company, (ii) involving modification or adoption of any Plan, or (iii) which requires approval by the board of directors or shareholders of the Company, or (b) the incurrence of any material Liability for any tort or any breach or violation of or default under any Contract or Law.

1.1.36	“Party” or “Parties” means any one or more of the parties to this Agreement, as the context may require.

1.1.37
“Permitted Liens” means, collectively, (a) Liens for Taxes, fees, levies, duties or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings, (b) Liens for landlords, common carriers, warehousemen, mechanics, materialmen, laborers, employees, suppliers, vendors in the ordinary course of business or similar liens arising by operation of law for amounts which are owed, but not yet delinquent, (c) purchase money security interests relating to the acquisition of goods in the Ordinary Course equal to, or less than, Five Thousand Dollars ($5,000) per individual acquisition, (d) in the case of real property, any matters, restrictions, covenants, conditions, limitations, rights, rights of way, encumbrances, encroachments, reservations, easements, agreements and other matters of record, such state of facts of which an accurate survey of the property would reveal, and (e) Liens arising from or related to immaterial indebtedness or capital leases of the Company or its Subsidiaries equal to, or less than, Five Thousand Dollars ($5,000) in each case.

1.1.38
“Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Government entity (or any department, agency or political subdivision thereof).

1.1.39
“Plan” means any agreement, arrangement, plan, or policy, whether or not written, that involves (a) any pension, retirement, profit sharing, savings, deferred compensation, bonus, stock option, stock purchase, phantom stock, health, welfare, or incentive plan; or (b) welfare or “fringe” benefits, including without limitation vacation, holiday, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, sick leave, maternity, paternity or family leave, or other benefits; or (c) any employment, consulting, engagement, or retainer agreement.

1.1.40	“Sponsor” means any employer who is participating (or who has participated) in any Plan.

1.1.41
“Tax” or “Taxes” means all taxes, charges, fees, levies, or other like assessments, including without limitation, all federal, possession, state, city, county and foreign (or governmental unit, agency, or political subdivision of any of the foregoing) income, profits, employment (including Social Security, unemployment insurance and employee income tax withholding), franchise, gross receipts, sales, use, transfer, stamp, occupation, property, capital, severance, premium, windfall profits, customs, duties, ad valorem, value added and excise taxes; pension guaranty and other similar premiums; and any other Government charges of the same or similar nature; including any interest, penalty or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax Liability of any other Person.  Any one of the foregoing Taxes shall be referred to sometimes as a “Tax.”

1.1.42
“Tax Returns” means all reports, estimates, declarations, claims for refund, information statements and returns relating to or required by Law to be filed by the Company in connection with any Taxes, and all information returns (e.g., Form W-2, Form 1099) and reports relating to Taxes and Taxes payable by, pursuant to, or in connection with, any Plans, including any amendment or supplement thereof.  Any one of the foregoing Tax Returns shall be referred to sometimes as a “Tax Return.”

1.2	Interpretation and Accounting Terms.

1.2.1	Interpretation.

(a)	Whenever in this Agreement the terms “include,” “includes,” “including,” and derivative or similar words, are used, they shall be construed to be followed by the phrase “without limitation.”

(b)
Whenever in this Agreement the term “agreement” is used, it shall be deemed to refer to binding agreements, commitments, leases, contracts, contract rights, licenses and sublicense agreements, quotations, purchase orders, customer orders, work orders and other executory rights.

(c)
Wherever in this Agreement a statute or other piece of legislation is referenced, such reference shall be deemed to include any and all amendments thereto, as well as any successor legislation which may be adopted subsequent to the date of this Agreement, and covering the same subject matter or the referenced statute or legislation.

(d)	Whenever in this Agreement the term “party to” is used in regard to an agreement, it shall be construed as meaning “party to or bound by.”

(e)
Wherever in this Agreement reference is made to a Schedule “hereof” or “attached hereto” the contents of such Schedule shall be deemed to be incorporated into this Agreement by reference, as an integral part of this Agreement.

(f)	The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

(g)
Each reference in this Agreement to an Article, Paragraph, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article, Paragraph or Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively.

(h)	Whenever in this Agreement the terms “hereof,” “herein,” “hereby,” or derivative or similar words are used, such terms refer to this entire Agreement.

(i)	All references herein to “days” in this Agreement are to consecutive calendar days unless Business Days are specified.

(j)
The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any Party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one Party by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its counsel prepared the same, it being agreed that representatives of both Parties have participated in the preparation hereof.

(k)
Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.

1.3           Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

ARTICLE 2

COVENANTS AND UNDERTAKINGS

2.1           Purchase and Sale of Shares. Subject to the terms and conditions hereinafter set forth, at Closing, the Company shall sell and deliver to Buyer such number of Company Shares as is equal to the number of Buyer’s Shares, which Company Shares shall be free and clear of all encumbrances. Such sale and delivery shall be evidenced by a share certificate reasonably satisfactory in form and substance to Buyer and its counsel.

2.2           Consideration for Sale of Company Shares.  In consideration for the Company Shares, the obligations of the Company and the other rights of Buyer hereunder, Buyer covenants to the Company that, as consideration for the Company Shares, it shall contribute all of the Buyer’s Shares to the Company.  The Buyer’s Shares, when transferred to the Company as set forth herein, shall be free and clear of all encumbrances

2.3           The Closing.  The Closing shall take place within five (5) Business days after all of the conditions to Closing required hereunder herein shall have been fully complied with or waived, at 10:00 a.m. Eastern time on the Closing Date, at the offices of Gersten Savage LLP, 600 Lexington Avenue, New York, NY 10022, or at such other time or place as the Parties may mutually agree in writing; provided, however, that in no event shall the Closing take place after May 15, 2009, assuming no review by the SEC of the Company’s Preliminary 14C; or July 15, 2009, in the event that the SEC notifies the Company of its intention to do a limited or full review of the Preliminary 14C.  At Closing, the Company shall deliver or cause to be delivered to Buyer the documents identified in Article 6 hereof and Buyer shall deliver or cause to be delivered to the Company the documents identified in Article 7 hereof.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Buyer, as of the date of this Agreement and as of the Closing, that the statements contained in this Article 3, are true and correct except for events, transactions or occurrences expressly contemplated or required by this Agreement.

3.1	Corporate Existence and Power.

(a)
The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.  The Company has made available to Buyer true, complete and correct copies of its Articles of Incorporation and Bylaws, as currently in effect.

(b)
The Company has all requisite corporate power and authority to own, lease and use its assets and to transact the Business, and holds all authorizations, franchises, licenses and permits required therefor and all such authorizations, franchises, licenses and permits are valid and subsisting.  The Company is in good standing in each of the jurisdiction(s) where it is duly licensed or qualified to do business as a foreign corporation and in any other jurisdiction where such license or qualification is required, and is in good standing in each such jurisdiction, except for jurisdictions where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(c)
The Company has the corporate power, authority and capacity to execute and deliver this Agreement, to perform the Company’s obligations hereunder and in each Exhibit hereto, as applicable, and to consummate the transactions contemplated hereby and thereby.

3.2	Valid and Enforceable Agreement; Authorization; Non-contravention.

(a)
This Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.  All action on the part of the Company and its officers , directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereby and thereby has been taken.

(b)	The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not require any independent corporate action on the part of the Company.

(c)
Except as may be disclosed on Schedule 3.2(c), the Company is not a party to, subject to or bound by any Contract, Law or Order which does or would (i) conflict with or be breached or violated or its obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) by the execution, delivery or performance by the Company of this Agreement, (ii) prevent the carrying out of the transactions contemplated hereby.  Except as described in Article 7 hereof, no permit, consent, waiver, approval or authorization of, or declaration to or filing or registration with, any Government or third party is required in connection with the execution, delivery or performance of this Agreement by the Company, or the consummation the Company of the transactions contemplated hereby, except for any such permits, consents, waivers, approvals, authorizations, declarations, filings or registrations the failure of which to obtain would not have a Material Adverse Effect.  Except as disclosed on Schedule 3.2(c), the transactions contemplated hereby will not result in the creation of any Lien against the Company or any of its properties or assets, nor in the cancellation or modification of any license, agreement or arrangement to which the Company is a party, except for any such cancellations or modifications which would not, individually or in the aggregate, produce a Material Adverse Effect.

3.3	Capitalization and Ownership.

(a)
The authorized capital stock of the Company, and the names, addresses and holdings of the record holders thereof are set forth in Schedule 3.3(a) attached hereto. All of the Company Shares were duly authorized and validly issued, and are fully paid and non-assessable without restriction on the right of transfer thereof (other than restrictions on transfer solely pursuant to applicable state and federal securities laws).  Except for Buyer’s rights pursuant to this Agreement, or as otherwise set forth on Schedule 3.3(a), (i) there are no authorized or outstanding (A) securities of the Company other than the Company Shares, or (B) warrants, preemptive rights, other rights, or options with respect to any securities of the Company, and (ii) the Company is not subject to any obligation to issue, sell, deliver, redeem, exchange, convert, repurchase, substitute or otherwise transfer, acquire or retire the Company Shares or any other securities of the Company.

(b)
The Company does not have any subsidiaries.  Except as may be set forth on Schedule 3.3(b), the Company does not directly or indirectly own or have any capital stock or other equity interest in any other Person (including, without limitation, any contractual, joint venture, profit sharing or other similar quasi-equity arrangement), and there are no Contracts to effect any of the foregoing to which the Company is a party.

3.4           Events Subsequent to October 31, 2008.  Since October 31, 2008, except as set forth on Schedule 3.4 attached hereto, there has been no:

(a)
Material Adverse Event or change in the business or condition (financial or otherwise), operations or results of operations of the Company, or to the Company’s Knowledge, current prospects, other than changes in the Ordinary Course (which changes have not, individually or in the aggregate, had a Material Adverse Effect);

(b)	damage, destruction or loss, whether covered by insurance or not, affecting the tangible assets of the Company which individually exceeds $2,500 or in the aggregate exceeds $10,000;

(c)	declaration, setting aside, or payment of any dividend or any distribution (in cash or in kind) with respect to any securities of the Company;

(d)	sale or direct or indirect redemption, purchase or other acquisition of securities of the Company;

(e)
increase in or commitment to increase compensation, benefits, or other remuneration to or for the benefit of any employee, shareholder, director, officer, or agent of the Company, or any benefits granted under any Plan with or for the benefit of any such employee, director, officer, or agent, except for increases in salary, wages or benefits in the Ordinary Course which individually exceeds $2,500 or in the aggregate exceeds $10,000;

(f)
accrual or arrangement, whether direct or indirect, for, or payment of, bonuses or special compensation of any kind, or any severance or termination pay, to any present or former officer, director, or employee of the Company, other than in the Ordinary Course and provided that any such accrual or arrangement does not individually exceed $2,500 or in the aggregate exceed $10,000;

(g)	material transaction entered into or carried out by the Company in connection with the Business other than in the Ordinary Course;

(h)
borrowing or incurrence of any indebtedness (including letters of credit and foreign exchange contracts), contingent or otherwise, by or on behalf of the Company or any endorsement, assumption, or guarantee of payment or performance of any such indebtedness or any Liabilities of any other Person by or on behalf of the Company other than in the Ordinary Course and provided that any such borrowing or incurrence of indebtedness does not individually exceed $2,500 or in the aggregate exceed $10,000;

(i)	change made by the Company with respect to its Tax or financial accounting, or the making of any Tax election;

(j)	grant of any Lien (other than a Permitted Liens) with respect to the assets, properties or rights of the Company;

(k)	issuance by the Company of any security, including without limitation any option, warrant or right to receive any security;

(l)	change in the authorized capital or outstanding securities of the Company;

(m)
payment of any obligation or liability (absolute or contingent) by the Company, other than current liabilities reflected in or shown on the Financial Statements and current liabilities incurred in the Ordinary Course;

(n)	change in any accounting methods or practices by the Company (including, without limitation, any change in depreciation or amortization methods, policies, or rates);

(o)	entry into, or amendment, modification, or termination of, any Material Contracts;

(p)
waiver or release of any right or claim of the Company or cancellation of any debts or claims, except in the Ordinary Course and provided that any such waiver or release does not individually exceed $2,500 or in the aggregate exceed $10,000;

(q)	capital expenditure by the Company individually exceeding $2,500 or in the aggregate exceeding $10,000; and

(r)	any agreement by, or Board resolution authorizing, the Company to do any of the foregoing items.

3.5	Undisclosed Liabilities.

(a)	To the Company’s Knowledge, it does not have any Liabilities, except:

(i)	those Liabilities identified on the Financial Statements and as may be reflected on Schedule 3.5(a) attached hereto; or

(ii)	as incurred in the Ordinary Course since the date of the most recent Financial Statements (none of which has had or may reasonably be expected to have a Material Adverse Effect on the Company).

(b)
To the Company’s Knowledge, except as disclosed herein, there is no currently existing condition or circumstance which would reasonably be expected to result in such a Liability which would have a Material Adverse Effect.

3.6           No Breach of Law or Governing Document.  The Company is not (i) in default under or in breach or violation of any Law, or of any provision of its Articles of Incorporation or Bylaws, or (ii) the provisions of any Government regulation, permit, franchise, or license, which breach or violation of such regulation, permit, franchise, or license would have a Material Adverse Effect on the Company.  The Company has not received any notice alleging any such default, breach or violation.  Neither the execution of this Agreement nor any Related Document, nor the Closing, does or will constitute or result in any such default, breach or violation.  To the Company’s Knowledge, the Company is not the subject or target of any threatened reviews, actions, inquiries, investigations, or regulatory action by the US Securities and Exchange Commission or any other regulatory agency having jurisdiction over the Company, its assets and/or securities issued by the Company.

3.7           Litigation.

(a)
Except as maybe set forth in Schedule 3.7, there is no suit, claim, litigation, proceeding (administrative, regulatory, judicial, or in arbitration, mediation or alternative dispute resolution), Government or grand jury investigation, or other action (any of the foregoing, an “Action”), pending or, to the Company’s Knowledge, threatened, anticipated or contemplated, against the Company, involving the Business, or involving any of the Company’s properties, assets, rights or capital stock, or any of its directors, officers, agents, or other personnel in their capacity as such, including without limitation any Action challenging, enjoining, or preventing this Agreement, or the consummation of the transactions contemplated hereby.

(b)	The Company is not currently and, to the Company’s Knowledge, has not been, subject to any Order other than Orders of general applicability.

3.8           Owned and Leased Real Property.

(a)	There are no interests in real property owned by the Company.

(b)	The Company does not lease any real property.

3.9          Licenses and Permits.  The Company possesses all licenses, permits and other authorizations and Governmental approvals required for the conduct of the Business in the manner in which it is currently being conducted.  Each such license or permit is valid and in full force and effect and is not subject to any pending or, to the Company’s Knowledge, threatened or contemplated administrative or judicial proceeding to revoke, cancel or declare such license or permit invalid in any respect, except where such action would not have a Material Adverse Effect on the Business.  Upon Closing, the Company will have all right and authority to conduct its activities pursuant to such licenses and permits.  The Company is in compliance in all respects with such licenses and permits except where such non compliance would have a Material Adverse Effect.  No such license or permit has been, or to the Company’s Knowledge is threatened to be, revoked, canceled, suspended or materially adversely modified.  Neither the execution of this Agreement nor the Closing does or will constitute or result in a material default under or violation of any such license or permit.

3.10          Filing of Tax Returns and Payment of Taxes.  The Company has timely filed all Tax Returns required to be filed by it.  To the Company’s Knowledge, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true, accurate and complete in all respects.  All Taxes that have become due and payable by the Company have been timely paid, and, to the Company’s Knowledge, the Company is not and will not be liable for any additional Taxes in respect of any Taxable period or any portion thereof ending on or before December 31, 2008 in an amount that exceeds the corresponding reserve therefor separately identified in Schedule 3.10, if any, as reflected in the Financial Statement dated as of October 31, 2008, and any Taxes of the Company arising after such date and at or before the Closing have been or will be incurred in the ordinary course of the Company’s business.  The Company has delivered to the Buyer true, correct and complete copies of all Tax Returns filed by or with respect to it with respect to Taxable periods ended before January 1, 2008, and has delivered or made available to the Buyer all relevant documents and information with respect thereto, including without limitation work papers, records, examination reports, and statements of deficiencies proposed, assessed against or agreed to by the Company.  No claim has ever been made by a Governmental agency in a jurisdiction where the Company does not pay tax or file tax returns that the Company is or may be subject to taxes assessed by such jurisdiction.

3.11          Contracts and Commitments.  The only material contract to which the company is a party is the Business and Management Services Agreement between Hammond Management Corporation and the Company dated as of February 7, 2007 (the “Hammond Management Agreement”), which agreement shall terminate on Closing.  The Company further represents and warrants that, as of the Effective Time, the Company shall not be indebted to Hammond Management Corporation or its executives or employees for the payment of compensation, fees, or other form of consideration for any services rendered to the Company pursuant to such agreement.

3.12          Validity of Contracts.  The Material Contract is a valid, binding and enforceable obligation of the Company and, to the Company’s Knowledge, the other parties thereto, in accordance with its terms and conditions, subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought, and further subject to any other legal defenses to enforcement that may be available to the Company or the Company’s Affiliates, as applicable, or any of them.  The Company is not, to the extent it would create a current or future Liability of Buyer and/or the Company, the Company has not been, and to the Company’s Knowledge, no other party to a Material Contract is, in material breach or violation of or default under the Material Contract, and no event has occurred that, through the passage of time or the giving of notice, or both, would constitute, and neither the execution of this Agreement nor the Closing hereunder do or will constitute or result in, such a breach, violation or default on the part of any party thereto, cause the acceleration of any Liability of the Company or any other party thereto, or the creation of a Lien upon any assets of the Company or the Shares, or require any consent thereunder.  The Company has provided or made available to Buyer a true, complete and accurate copy of the Material Contract.

3.13          Labor Matters.  The Company is not a party to or bound by any collective bargaining, works council, union representation or similar agreement.  The Company will not hire any employees nor enter into any employment arrangements with any Person between the date of the Agreement and the Closing.

3.14          Employee Benefit Matters.  The Company has no Plan, whether or not subject to ERISA, which the Company maintains, or to which the Company contributes, or has any obligation to contribute.

3.15          Books and Records and Financial Controls.

(a)
True, correct and complete copies of the books of account, stock record books, minute books, bank accounts, and other corporate records solely relating to the Company (where necessary, redacted to exclude information not solely related to the Company) have been made available, and during the course of Buyer’s due diligence, will be made available to Buyer and such books and records have been maintained in accordance with good business practices consistently applied.  The minute book of the Company contains accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and any special committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or special committee has been held for which minutes have not been prepared and are not contained in such minute books.  At the Closing, all of those books and records will be in the possession of the Company.

(b)
The Company uses commercially reasonable efforts to establish proper and adequate internal accounting controls which provide reasonable assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company’s assets; (iii) access to the Company’s assets is permitted only in accordance with management’s authorization; (iv) the reporting of the Company’s assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

3.16          Propriety of Past Payments.  Except as may be set forth in Schedule 3.16 attached hereto, no finder’s fee or other payment has been, or will be, made by or on behalf of the Company in respect of, or in connection with, any commitment to any person, firm, corporation or other entity which is not a party to such Contract or commitment.  No funds or assets of the Company have been used for illegal purposes; no unrecorded funds or assets of the Company have been established for any purpose; no accumulation or use of the Company’s corporate funds or assets has been made without being properly accounted for in the respective books and records of the Company; all payments by or on behalf of the Company have been duly and properly recorded and accounted for in its books and records; no false or artificial entry has been made in the books and records of the Company for any reason; no payment has been made by or on behalf of the Company with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Company has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign.

3.17          Guarantees.  The Company is not a guarantor, indemnitor, surety or accommodation party or, to the Company’s Knowledge, otherwise liable for any indebtedness of any other Person, firm or corporation except as endorser of checks received and deposited in the Ordinary Course.

3.18          Accuracy of Information.  To the Company’s Knowledge, none of the representations, warranties or statements of the Company contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements in this Agreement or in any Schedule or Exhibit hereto not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company and each Seller that, as of the date of this Agreement and the Closing, the statements contained in this Article 4 are true and correct except for events, transactions or occurrences contemplated or required by this Agreement, or set forth on any Schedule hereto.

4.1           Corporate Existence and Power.

(a)	Buyer is a corporation, validly existing and in good standing under the laws of the State of Delaware.

(b)
Buyer has all requisite corporate power and authority to own and use its assets and to transact the business in which it is engaged, and holds all franchises, licenses and permits required therefor.  Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such license or qualification is required except for jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(c)
Buyer has the corporate power, authority and capacity to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, and Buyer further represents and warrants that it has the authority to execute this Agreement on behalf of its shareholders, which authority shall be evidenced by a shareholder’s resolution which shall be executed by all of Buyer’s shareholders and delivered to the Company at Closing.

(d)
Buyer is not a party to, subject to or bound by any Contract, Law or Order which would (i) be breached or violated or its obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) by the execution or delivery by Buyer of this Agreement or the performance by Buyer of the transactions contemplated by this Agreement, or (ii) prevent the carrying out of the transactions contemplated hereby.  Except as otherwise provided for herein, no waiver or consent of any third Person is required for the execution of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

4.2           Valid and Enforceable Agreement; Authorization.  This Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general principles of equity.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of Buyer.

4.3           Brokers, Finders.  No finder, broker, agent, or other intermediary, acting on behalf of Buyer, is entitled to a commission, fee, or other compensation or Liability in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

4.4           Solvency.  As of the date hereof and the Closing, and the Effective Time (both before and after giving effect to the transactions contemplated by this Agreement), Buyer:  (a) is and shall be solvent; (b) can and shall be able to meet its Liabilities as they become due (including the obligations contained in this Agreement); and (c) has or will have sufficient funds or binding credit arrangements available to it to meet and pay its Liabilities under this Agreement to which it is a party.

4.5           Litigation.  There is no Action pending or, to the Company’s Knowledge, threatened, anticipated or contemplated, against the Company, involving the Business, or involving any of the Company’s properties, assets, rights or capital stock, or any of its directors, officers, agents, or other personnel in their capacity as such, including without limitation any Action challenging, enjoining, or preventing this Agreement, or the consummation of the transactions contemplated hereby.  The Company is not currently and, to the Company’s Knowledge, has not been, subject to any Order other than Orders of general applicability.  The Company has not been or been threatened to be subject to any Action or Order relating to personal injury, death, or property or economic damage arising from products sold, licensed or leased and services performed by the Company.

4.6           Accuracy of Information.  To the Company’s Knowledge, none of the representations, warranties or statements of the Company contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements in this Agreement or in any Schedule or Exhibit hereto not misleading.

ARTICLE 5

ADDITIONAL COVENANTS OF THE PARTIES

5.1           Confidentiality.

(a)
Each party acknowledges that, during the course of due diligence, such party has and will become aware of confidential information and documents of the other party, and that its use of such confidential information and documents, or communication of such information to third parties, could be detrimental to the other party.  Each party covenants that prior to Closing all information and documents concerning the other party reviewed by it or its representatives in connection with this Agreement or the transactions contemplated hereby shall be maintained in confidence and shall not be disclosed or used by it or its representatives without the other party’s prior written consent, unless the party can demonstrate that such information is (a) otherwise publicly available, (b) in the party’s possession through disclosure by a third party not in violation of any confidentiality or other agreement or applicable Law, (c) required to be disclosed pursuant to judicial order, regulation or law, or (d) required to be disclosed by the rules of a securities exchange on which the party may from time to time be listed.  In the event that the party or any of its representatives becomes legally compelled to disclose any such information or documents as referred to in this Section, the party shall, to the extent reasonably practicable, provide the other party with prompt written notice before such disclosure, in order that the other party may either seek a protective order, at the other party’s expense, or seek another appropriate remedy preventing or prohibiting such disclosure or to waive compliance with the provisions of this Section 6.1 or both.  With respect to information and documents related to the other party, at the other party’s request, in the event that the Closing shall not occur, or as soon as practicable following termination of this Agreement, (a) the party shall, and shall cause its representatives to, promptly destroy all information and documents concerning the other party (including any copies thereof or extracts therefrom); (b) an officer of the party shall certify to the other party such destruction; and (c) the party shall and shall cause its representatives to keep confidential and not use any such information or documents unless required to disclose such information or documents pursuant to judicial order, regulation or law.

(b)
For purposes of this Agreement, the term “Confidential Information” shall mean any information or data which is disclosed by any party pursuant to or in furtherance of this Agreement and/or the consummation of the several transactions contemplated hereby, and which, if in tangible form or other media that can be converted into readable form, is clearly marked proprietary, confidential or private when disclosed or, if disclosed orally, is identified as proprietary, confidential or private at disclosure.  For orally transmitted information to be deemed Confidential Information, the disclosing party must furnish a written description in such detail as is necessary to identify such information to the recipient, and clearly marked as CONFIDENTIAL, within ten (10) business days of such oral disclosure by the disclosing party.  Confidential Information shall expressly not include any information which (i) becomes available to the general public through no breach of this Agreement; (ii) was previously known by the Recipient without any obligation to hold it in confidence; (iii) is received from a third party free to disclose such information without restriction; (iv) is approved for release by written authorization of the Company; or (v) is required by law to be disclosed, but only to the extent and for the purpose of such legal.

5.2           Public Disclosures.  The Buyer understands that the Company is a publicly-listed corporation, and that the disclosure of information concerning the Company and its business affairs and financial condition is strictly regulated by the US Securities and Exchange Commission and other legal and administrative bodies.  Accordingly, the Buyer hereby agrees that under no circumstances shall such party make or disseminate, or permit any other person to make or disseminate, any public statement, press release or other disclosure concerning this Agreement, any Schedule or Exhibit hereto, or the several transactions and relationships contemplated hereby and thereby, without the prior, written consent of the Company (which consent may be given or withheld in its sole discretion).

5.3           Due Diligence Review.  The Parties understand and acknowledge that each party’s obligations to consummate the transactions contemplated by this Agreement are contingent upon, among other things, the completion, to each such parties’ reasonable satisfaction, of a comprehensive due diligence review (i) of the Company (including, without limitation, a review of the financial books and records of the Company), to be conducted by or on behalf of Buyer by it or its designated representatives, and (ii) of Buyer to be conducted by or on behalf of the Company or their designated representatives.  To that end, each party shall permit the other, its agents and representatives, reasonable access to the books, records, files, assets and other items belonging to such party for purposes of completing the due diligence review referenced above, as well as access to the management of such party for such purpose, all during reasonable hours and with reasonable notice in advance.

5.4           Further Assurances; Cooperation.  From and after the Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.  On or after the Closing Date, the parties shall, on request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and instruments, including contract assignments, and doing any and all such other things as may be reasonably required by the Parties or its counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

ARTICLE 6

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligation of Buyer to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in whole or in part by Buyer:

6.1           Accuracy of Representations and Warranties and Performance of Obligations.  All representations and warranties made by the Company in or pursuant to this Agreement shall be true and correct in all material respects, and the Company shall have performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing.  The Company shall deliver to Buyer at the Closing a Certificate, signed by the President of the Company, certifying that the conditions stated in this Article 6 respecting the Company have been fulfilled and that the representations and warranties set forth in Section 3 are true and correct to the best of his Knowledge.

6.2           Consents and Approvals.  The parties shall have received all consents and approvals, and gave such notices, as may be required for the Company to enter into, execute and perform the transactions contemplated by this agreement and all such consents and approvals shall be in full force and effect.  All necessary filings with Government authorities or any other third parties shall have been made, including, without limitation:

(a)
Approval by the majority of the holders of the Company’s issued and outstanding shares of common stock of (A) an amendment to the Company’s Certificate of Incorporation to authorize 20,000,000 shares of blank-check preferred stock; (B) an increase in the Company’s authorized shares of common stock to 750,000,000 shares; (C) a change of the Company’s name to “Thwapr, Inc.” to more accurately reflect the new focus of the Company; and (D) an amendment to the Company’s Certificate of Incorporation to allow for supermajority preferred voting rights;

(b)
The filing with the SEC of a Preliminary 14C Information Statement notifying non-consenting shareholders of the approval by the majority of the holders of the Company’s issued and outstanding shares of common stock of the actions described in Section 6.2(a);

(c)	The filing with the SEC of a Definitive 14C Information Statement;

(d)
The filing with the Delaware Secretary of State of an amended Certificate of Incorporation of the Company designating blank check preferred stock, increasing the Company’s authorized shares of common stock; changing the Company’s name and allowing for supermajority preferred voting rights; and

(e)	The filing with the Delaware Secretary of State of a Certificate of Designation for a class of Series A convertible preferred stock with supermajority preferred voting rights.

All licenses, permits, agreements and other items material to the conduct of the Company’s business, as currently being conducted by the Company, shall continue in full force and effect following the change in control of the Company, and that any notice required to be given, or consent required to be obtained, in advance of the Closing shall have been given or obtained, as applicable, prior to the date thereof.

6.3           Due Diligence. The Company shall have delivered to the Buyer any and all documents corresponding to the due diligence checklist provided to the Company by Buyer, and Buyer and its representatives, accountants, legal advisors and/or consultants shall have completed their due diligence review of the Company to the Buyer’s reasonable satisfaction.

6.4           Balance Sheet.  The Company shall have delivered to the Buyer a balance sheet dated as of the Closing Date reflecting direct and contingent liabilities of less than $75,000 and the forgiveness of all loans by or payables to management and directors of the Company outlined on Schedule 6.4.

6.5           Outstanding Equity Interests. As of the Closing Date, the Company shall have no outstanding warrants, options or other equity interests other than 17,640,000 shares of common stock.

6.6           Hammond Management.  The Hammond Management Agreement shall terminate effective as of the Effective Time.

6.7           No Litigation or Contrary Judgment.  On the Closing Date there shall exist no valid Order, statute, rule, regulation, executive order, stay, decree, judgment or injunction which prohibits or prevents the consummation of the transactions contemplated by this Agreement that has not been vacated, dismissed or withdrawn by the Effective Time.  All items set forth on Schedule 3.2(c) shall have been resolved to the reasonable satisfaction of Buyer.

6.8           No Material Adverse Effect. There shall not have occurred, and/or be continuing at Closing, any event that has had or reasonably would be expected to have a Material Adverse Effect.

6.9           Employees of the Company.  As of the Closing Date, all of the Company’s current officers and directors shall have resigned and all of the Buyer’s designated officers and directors of the Company shall have been elected.

6.10           Deliveries of the Company at Closing.  At Closing, the Company shall, as indicated below, deliver or cause to be made available to Buyer the following original completed documents, dated as of the Closing Date (unless otherwise noted below), executed by the persons who are parties thereto, as applicable:

(a)	originally-executed copies of this Agreement, signed by the President of the Company and attested to by the Secretary of the Company;

(b)
certificates (or a duly signed and notarized Affidavit of Lost Stock Certificate) representing all of the Company Shares, free and clear of all Liens (other than restrictions solely evidencing the restricted nature of such Shares pursuant to applicable state and federal securities laws);

(c)	the written resignation of each member of the Board of Directors and each executive officer, effective as of the Effective Time;

(d)
originally executed copies of an Agreement between the Company, Hammond Management Corporation (“HMC”) and Scientific Biofuels Solutions, Ltd. (“SBS”), pursuant to which HMC and SBS agree to cancel their stock and to forgive all loans due to HMC and SBS by the Company at Closing and HMC and the Company agree to terminate the Hammond Management Agreement, effective as of the Closing Date, in accordance with the undertakings attached hereto as Exhibit B.

(e)
a Certificate, signed by the Secretary of the Company, attaching thereto, and certifying as true and correct, (i) copies of resolutions duly passed by the Board of Directors of the Company approving the entry of Company into this Agreement, and authorizing the Company to perform all of its obligations thereunder; (ii) the Articles of Incorporation of the Company, including all amendments thereto, and (iii) the Bylaws of the Company, including all amendments thereto;

(f)
a long-form certificate of good standing of the Company, dated within five (5) Business Days of the Closing Date, from the Delaware Secretary of State (and of the Secretary of State of each State in which the Company is qualified or licensed as a foreign corporation);

(g)	all share transfer books, minute books and other corporate records of the Company;

(h)	the certificate required of the Company’s President, pursuant to Section 6.1 above;

(i)	the Company’s Counsel Legal Opinion; and

(j)	such other customary documents, instruments or certificates as shall be reasonably requested by Buyer and as shall be consistent with the terms of this Agreement.

ARTICLE 7

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

7.1           Accuracy of Representations and Warranties and Performance of Obligations.  All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects, except for those representations and warranties that are qualified as to materiality which shall be true and correct in all respects, on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty by its terms relates to an earlier date, and Buyer shall have performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing.  Buyer shall deliver to the Company at the Closing a certificate of the President of Buyer certifying that the conditions stated in this Section 7.1 have been fulfilled.

7.2           Consents and Approvals.  All required filings with Government authorities or any other third parties shall have been made and any necessary authorizations, consents or approvals required from such authorities or third parties shall have been obtained and shall be in full force and effect.

7.3           No Litigation or Contrary Judgment.  On the Closing Date there shall exist no valid Order, statute, rule regulation, executive order, stay decree, judgment or injunction which prohibits or prevents the consummation of the transactions contemplated by this Agreement that has not been vacated, dismissed or withdrawn by the Effective Time.

7.4           Deliveries of the Buyer at Closing.  At Closing, the Buyer shall, as indicated below, deliver or cause to be made available to the Company the following original completed documents, dated as of the Closing Date (unless otherwise noted below), executed by the persons who are parties thereto, as applicable:

(a)	originally-executed copies of this Agreement, signed by the President of Buyer and attested to by the Secretary of Buyer;

(b)	all required consents and approvals from Governments and third parties under Material Contracts;

(c)
a Certificate, signed by the Secretary of Buyer, attaching thereto, and certifying as true and correct, (i) copies of resolutions duly passed by the Board of Directors of Buyer approving the entry of Buyer into this Agreement, and authorizing Buyer to perform all of its obligations thereunder; (ii) the Articles of Incorporation of Buyer, including all amendments thereto, and (iii) the Bylaws of Buyer, including all amendments thereto;

(d)	a certificate of good standing of Buyer, dated within five (5) Business Days of the Closing Date, from the Delaware Secretary of State;

(e)	the certificate required of the Buyer’s President, pursuant to Section 7.1 above;

(f)	the opinion of Buyer’s legal counsel described in Section 1.1.7 hereof;

(g)	A resolution signed by 90% of Buyer’s shareholders authorizing Buyer to enter into this Agreement on such shareholders’ behalf; and

(h)	such other customary documents, instruments or certificates as shall be reasonably requested by Buyer and as shall be consistent with the terms of this Agreement.

ARTICLE 8

SURVIVAL; INDEMNIFICATION

8.1           Survival of Representations and Warranties.  All of the representations and warranties made by any party in this Agreement, or any certificates or documents delivered hereunder shall survive the Closing Date and consummation of the transaction contemplated hereby and will continue for a period of two (2) years following the Closing Date, at which time they shall expire unless and to the extent a notice of claim is made prior to such expiration with respect to any breach of such representation or warranty occurring prior to such expiration and set out in such notice of claim. No Indemnified Person shall be entitled to indemnification for breach of any representation and warranty unless a notice of claim of such breach has been given to the Indemnifying Party within the period of survival of such representation and warranty as set forth herein.

8.2           No Special Damages.  Notwithstanding anything to the contrary contained herein, no party shall be liable to or otherwise responsible to any other party hereto, or any Affiliate of any other party, for consequential, incidental, punitive or special damages or for diminution in value or lost profits that arise out of or relate to this Agreement or the performance or breach hereof or any Liability retained or assumed hereunder.

8.3           Indemnification By the Company.  From and after the Closing, the Company shall indemnify, defend and hold harmless Buyer and its respective Affiliates, directors, officers, employees and agents, each in their capacities as such (the “Buyer Indemnified Parties”), from, against and in respect of any Losses imposed on, sustained, incurred or suffered by, or asserted against, any of the Buyer Indemnified Parties, whether in respect of third party claims, claims among the parties, or otherwise, directly or indirectly relating to, arising out or resulting from (i) of breach or inaccuracy of any representation or warranty made by the Company in Article 3 for the period such representation or warranty survives and (ii) any breach of or failure by the Company to perform any covenant, agreement or obligation of the Company in this Agreement.

8.4           Indemnification By Buyer.  From and after the Closing, Buyer shall indemnify, defend and hold harmless the Company and its directors, officers, employees and agents, each in their capacities as such (the “Company Indemnified Parties”) from, against and in respect of any Losses imposed on, sustained, incurred or suffered by, or asserted against, any of the Company Indemnified Parties, whether in respect of third party claims, claims among the parties, or otherwise, directly or indirectly relating to, arising out of or resulting from (i) any breach or inaccuracy of any representation or warranty contained in Article 4 for the period such representation or warranty survives and (ii) any breach of or failure by Buyer to perform any covenant, agreement or obligation of Buyer in this Agreement.

8.5           Claim Notice.  An Indemnified Person shall provide the Indemnifying Party a reasonably detailed written notice of any claims that it may have pursuant to this Article 8 (a “Claim Notice”), and in the event that there be asserted against any Indemnified Person any written claim or demand for which an Indemnifying Party may be obligated to indemnify any Indemnified Person hereunder (a “Third Party Claim”), the Indemnified Person shall provide to the Indemnifying Party a Claim Notice with respect thereto within 30 days following the Indemnified Person’s receipt of such claim (and no fewer than 10 days prior to a scheduled appearance date in a litigated matter).  The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Person, except to the extent that the Indemnifying Party demonstrates that it has been materially prejudiced thereby.

8.6           Third Party Claims.  With respect to each Third Party Claim that is the subject of a Claim Notice:

(a)
The Indemnifying Party shall be entitled, to the extent permitted by applicable Law, to assume and control the defense of such Third Party Claim with counsel approved by the Indemnified Person (which approval may not unreasonably be withheld, delayed or conditioned).  If the Indemnifying Party elects to assume and control such defense, it shall be conclusively established that the Indemnifying Party is obligated (subject to the other provisions of this Article 8) to indemnify and reimburse the Indemnified Person in respect of the matters described in the Claim Notice.  Notwithstanding the foregoing, if (i) the Indemnified Person shall have reasonably concluded that there is a reasonable probability that the Third Party Claim may materially and adversely affect it or its Affiliates other than as a result of monetary damages for which the Indemnified Person would be entitled to indemnification or reimbursement under this Article 8, or (ii) the actual or potential defendants in, or targets of, such Third Party Claim include both the Indemnifying Party and the Indemnified Person, and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then, in either such case, the Indemnifying Party shall not have the right to assume or control such defense.

(b)	After the Indemnifying Party duly assumes the defense of such Third Party Claim:

(i)
The Indemnified Person shall have the right to, but shall not be obligated to, employ separate counsel and to participate in the defense of such Third Party Claim.  The Indemnifying Party shall reimburse the Indemnified Person for the reasonable fees and disbursements of such separate counsel as incurred, if:  (A) the actual or potential defendants in, or targets of, such Third Party Claim include both the Indemnifying Party and the Indemnified Person, and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, (B) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after electing to assume the defense of the Third Party Claim, or (C) the Indemnifying Party shall authorize the Indemnified Person to employ separate counsel at the Indemnifying Party's expense.

(ii)
The Indemnified Person shall cooperate in all reasonable respects with the Indemnifying Party in connection with such defense and all costs and expenses incurred by the Indemnified Person in connection therewith shall be a liability of, and shall be paid by, the Indemnifying Party as incurred.

(iii)
The Indemnifying Party shall not settle, compromise, admit liability or consent to the entry of judgment in connection with such Third Party Claim, nor shall it offer to do so, in any such case without the Indemnified Person’s written consent, unless (A) no finding or admission of any violation of Law or any violation of the rights of any Party can be made as the result of such action and such action will have no effect on other claims that have been made or are reasonably likely to be made against the Indemnified Person, and (B) the sole relief (if any) provided is monetary damages that are reimbursed in full by the Indemnifying Party.

(iv)
The Indemnifying Party shall have no liability with respect to any compromise, settlement or discharge of the Third Party Claim effected without its written consent (which consent may not unreasonably be withheld, delayed or conditioned).

(c)
If the Indemnifying Party has not provided written notice to the Indemnified Person of its election to assume and control the defense of such Third Party Claim within 15 days following its receipt of the Claim Notice, then (i) the Indemnifying Party shall be bound by any action taken, or any compromise or settlement effected by the Indemnified Person prior to the assumption of such defense by the Indemnifying Party, and (ii) to the extent that such Third Party Claim is subject to indemnification or reimbursement under this Article 8, all costs and expenses incurred by the Indemnified Person in defending the Third Party Claim (including but not limited to legal, accounting and other professional fees and disbursements, removal costs, remediation costs, closure costs and expenses of investigation, preparation, defense and ongoing monitoring) shall be a liability of, and shall be paid by, the Indemnifying Party as incurred.  If the Indemnifying Party has not provided such notice within 60 days following its receipt of the Claim Notice, the Indemnifying Party shall thereafter have no right to assume or control such defense.

(d)
The Indemnified Person and the Indemnifying Party shall keep each other fully informed concerning the status of such Third Party Claim and any related proceedings at all stages thereof, and shall render to each other such assistance as they may reasonably require of each other and shall cooperate with each other in good faith in order to ensure the proper and adequate defense of such Third Party Claim.

(e)
The Indemnified Person and the Indemnifying Party shall use reasonable best efforts to avoid production of confidential information (consistent with applicable Law and rules of procedure), and to cause all communications among employees, counsel and other representatives of the Indemnified Person and the Indemnifying Party to be made so as to preserve any applicable attorney-client or work-product privileges.

(f)
Each Party hereby consents to the non-exclusive jurisdiction of any court in which a Third Party Claim is brought for purposes of any claim for indemnification or reimbursement with respect to such Third Party Claim or the matters alleged therein, and agrees that process may be served on such Party with respect to any such claim anywhere in the world.

8.7           Mitigation.  Each Indemnified Person shall use its commercially reasonable efforts to mitigate any indemnifiable Loss.  In the event any Indemnified Person fails to so mitigate an indemnifiable Loss, the Indemnifying Party shall have no liability for any portion of such Loss that reasonably could have been avoided had the Indemnified Person made such efforts.

8.8           Limitations on Indemnification.  Other than with respect to any indemnification claim made with respect to Losses arising from a claim, action or proceeding related to (a) breaches of the representations and warranties contained in Sections 3.5, or (b) fraudulent or willful breaches, no claim for indemnification for breaches of representations or warranties shall be brought by Buyer pursuant to this Section 8 unless the aggregate amount of all claims for Losses pursuant to such section (without regard to any materiality or Material Adverse Effect qualifiers) are greater than $10,000 in the aggregate.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1           Notices.  All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) by facsimile, receipt confirmed, (c) on the next Business Day when sent by overnight courier, or (d) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested), to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Buyer:	Mobile Video Development, Inc.
15332 Antioch Street, No. 840
Pacific Palisades, CA 90272
Attn:	Bruce Goldstein
CEO

With a copy (which shall
not constitute notice) to:	David Altshuler, Esq.
15332 Antioch Street, No. 840
Pacific Palisades, CA 90272

If to the Company:	Pax Clean Energy
1278 Laurel Road
North Saanich, BC
Canada V8L 5K8
Attn:	Paul Leslie Hammond
President

With a copy (which shall
not constitute notice) to:	Gersten Savage LLP
600 Lexington Avenue, 9th Floor
New York, New York 10022
Attn:	David E. Danovitch, Esq.
Partner

9.2           Termination.  This Agreement may be terminated at any time prior to the Effective Time only by mutual written consent of Buyer and the Company; provided, however, that nothing herein shall prevent either party from unilaterally terminating this Agreement in the event that a condition precedent has not been satisfied or there has been a breach of a representation or warranty.  In the event of any termination of this Agreement as provided in this Section 9.2, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no Liability on the part of Buyer or the Company, except that the provisions of Article 5 shall survive any such termination of this Agreement.

9.3           Entire Agreement.  This Agreement and the Schedules and Exhibits hereto embody the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof, and supersede all oral or written, prior or contemporaneous, agreements and understandings relative to such subject matter.

9.4           Amendment and Modification.  To the extent permitted by applicable Law, this Agreement shall be amended, modified or supplemented only by a written agreement signed by all of the Parties to this Agreement.

9.5           Assignment; Binding Agreement.  This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties hereto and their respective successors, and permitted assigns.  Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of law or otherwise), by the Parties hereto without the prior written consent of the other Parties, except that Buyer may assign its rights hereunder to any subsidiary corporation formed for the purpose of accomplishing the acquisition contemplated by this Agreement.

9.6           Waiver of Compliance; Consents.  Any failure of the Company, on the one hand, or Buyer, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Buyer, on the one hand, or the Company, on the other hand, and then only by a written instrument signed by the Party or Parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Whenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.6.

9.7           Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs or expenses.

9.8           Counterparts, Facsimiles.  This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Facsimiles containing original signatures shall be deemed for all purposes to be originally signed copies of the documents which are the subject of such facsimiles.

9.9           Severability.  If any provision of this Agreement shall be determined to be contrary to Law and unenforceable by any court of Law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.10         Governing Law; Venue.

(a)
This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby.  In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the Parties may bring an action in any federal court of competent jurisdiction.  In the event either Party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

(b)
EACH AND EVERY PARTY HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 9.10(b).

9.11         No Third Party Beneficiaries or Other Rights.  Nothing herein shall grant to or create in any Person not a Party hereto, or any such Person’s dependents or heirs, any right to any benefits hereunder, and no such Party shall be entitled to sue any Party to this Agreement with respect thereto.  The representations and warranties contained in this Agreement are made for purposes of this Agreement only and shall not be construed to confer any additional rights on the Parties under applicable state and federal securities laws.

9.12         Further Assurances.  Each Party hereto shall execute and/or cause to be delivered to each other Party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Effective Date) for the purpose of carrying out or evidencing any of the transactions contemplated herein.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

“THE BUYER”

MOBILE VIDEO DEVELOPMENT, INC.		ATTEST:

By:	/s/ Bruce Goldstein	By:	/s/ David Altshuler
	Bruce Goldstein		David Altshuler
	Chief Executive Officer		Secretary

“THE COMPANY”

PAX CLEAN ENERGY, INC.		ATTEST:

By:	/s/ Paul Leslie Hammond	By:	/s/ Miodrag Andric
	Paul Leslie Hammond		Miodrag Andric
	President and Director		Secretary

ATTEST:

By:	/s/ Miodrag Andric	By:	/s/ Paul Leslie Hammond
	Miodrag Andric		Miodrag Andric
	Director		Paul Leslie Hammond

/s/ Paul Leslie Hammond
Paul Leslie Hammond Individually

/s/ Miodrag Andric
Miodrag Andric Individually

Exhibit A

Form of Certificate of Designation

FORM OF
CERTIFICATE OF DESIGNATION OF THE RELATIVE
RIGHTS AND PREFERENCES
OF THE
SERIES A CONVERTIBLE PREFERRED STOCK
OF
PAX CLEAN ENERGY, INC.

The undersigned, the President of Pax Clean Energy, Inc., a Delaware corporation (the “Company”), in accordance with the provisions of the Delaware General Corporation Law (the “DGCL”), does hereby certify that, pursuant to the authority conferred upon the Stockholders and the Board of Directors by the General Corporation Law of the State of Delaware, the following resolution creating a series of preferred stock, designated as Series A Convertible Preferred Stock, was duly adopted on _____________, 2009, as follows:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), there hereby is created out of the shares of the Company’s preferred stock, par value $0.0001 per share, authorized in Article _____ of the Certificate of Incorporation (the “Preferred Stock”), a series of Preferred Stock of the Company, to be named “Series A Convertible Preferred Stock,” consisting of Sixteen million (16,000,000) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

Section 1.          Designation and Amount. The number of shares of the Preferred Stock hereby designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”) shall be 16,000,000 shares.  Certificates evidencing the Series A Preferred Stock shall contain the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS.”

“THE RIGHTS, PREFERENCES, AND PRIVILEGES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED FOR A PERIOD OF THREE YEARS FROM THE DATE OF ISSUE ON THIS CERTIFICATE.”

Section 2.          Issuance of Additional Shares.  The number of authorized shares of the Series A Preferred Stock may be reduced or eliminated by the Board of Directors of the Company or a duly authorized committee thereof in compliance with the Delaware General Corporation Law stating that such reduction has been authorized, but the number of authorized shares of Series A Convertible Preferred Stock shall not be increased by the Board of Directors of the Company without the affirmative vote of holders of a majority of the outstanding Series A Convertible Preferred Stock.  Notwithstanding the foregoing, the number of authorized shares of Series A Convertible Preferred Stock shall not be reduced below the number of Series A Convertible Preferred Stock then outstanding.

Section 3.          Dividends and Distributions. The Series A Convertible Preferred Stock shall not be entitled to any accrued, paid, fixed or stated dividend.

Section 4.          Supermajority Voting Rights. The holders of shares of Series A Convertible Preferred Stock shall have five (5) times that number of votes on all matters submitted to the Company’s shareholders entitled to vote on such matters as of the record date or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is effected.

Section 5.          Conversion.  Beginning no earlier than three (3) years from the date of issuance of the Series A Convertible Preferred Stock and provided that the Company has received a minimum of ten million (10,000,000) subscribers of the mobile-to-mobile video service offered by the Company, each holder of shares of Series A Convertible Preferred Stock (the “Holders”) shall have the right to convert such shares into shares of the Company’s common stock at the rate of thirty-six (36) shares of common stock for every share of Series A Convertible Preferred Stock.  The Holders shall, upon conversion of the Series A Convertible Preferred Stock, have the same rights, privileges and obligations as the holders of the Company’s common stock; provided, however, that such converted shares shall remain subject to the transfer restrictions outlined in Section 6, below.

Section 6.          Prohibition of Pledge, Sale or Transfer.  The pledge, sale, or other transfer of the Series A Convertible Preferred Stock, including (i) the use of the Series A Convertible Preferred Stock as collateral for borrowing, or (ii) the granting of purchase options to any other person or entity, shall be prohibited until the earlier to occur of (x) three (3) years from the date of issuance of such Series A Convertible Preferred Stock; or (y) upon the occurrence of a Change in Control; provided, however, that a transfer by a Holder, (certified by the Holder to the Company that such transfer is for estate planning purposes), to (A) to an immediate family member; or (B) a trust, corporation, limited partnership or limited liability company created by a Holder and in which the beneficial interest of such trust and/or equity ownership of any such entity is for the principal benefit of the Holder and/or the Holder’s immediate family, shall be permitted.  To the extent of any permitted transfer, such transferred shares shall still, nonetheless, be subject to the provisions set forth in this Certificate of Designation.

For purposes hereof, a “Change of Control” shall be deemed to occur if:

(i)
any person, entity or group (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”), other than the Company or an employee benefit plan of the Company, acquires, directly or indirectly, the beneficial ownership (as defined in Section 13(d) of the Act) of any voting security of the Company, and immediately after such acquisition such person, entity or group is, directly or indirectly, the beneficial owner of securities representing fifty one percent (51%) or more of the total voting power of all of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

(ii)	upon the first purchase of common or preferred shares of the Company pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company); or

(iii)
the stockholders of the Company shall approve a merger, consolidation, recapitalization or reorganization of the Company, or consummation of any transaction which results in more that fifty one percent (51%) of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by other than the holders of all of the outstanding voting securities of the Company immediately prior to the transactions with the voting power of each such continuing holders relative to other such continuing holders not substantially altered in the transaction.

Section 7.          Reacquired Shares. Any shares of Series A Convertible Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and in the Certificate of Incorporation, as then amended.

Section 8.          Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, the holders of shares of Series A Convertible Preferred Stock shall be entitled to receive an aggregate amount per share equal to the amount he would have otherwise held if those shares have been converted into shares of Common Stock.

Section 9.          Ranking. The Series A Convertible Preferred Stock shall rank [senior] to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless a majority in interest of the holders of Series A Convertible Preferred Stock agree otherwise.

Section 10.        Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock.  Instead of any fractional shares of Common Stock which otherwise would be issuable upon conversion of the Series A Convertible Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction.

Section 11.        Miscellaneous.

(a)
Loss, Theft, Destruction of Preferred Stock. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of shares of Series A Convertible Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Series A Convertible Preferred Stock, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series A Convertible Preferred Stock, new shares of Series A Convertible Preferred Stock of like tenor.  The Series A Convertible Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 12 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series A Convertible Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

(b)
Who Deemed Absolute Owner. The Company may deem the person in whose name the Series A Convertible Preferred Stock shall be registered upon the registry books of the Company to be, and may treat it as, the absolute owner of the Series A Convertible Preferred Stock for the purpose of receiving any distributions attributable to the Series A Convertible Preferred Stock, for the conversion of the Series A Convertible Preferred Stock and for all other purposes, and the Company shall not be affected by any notice to the contrary.  All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series A Convertible Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

(c)
Register. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Series A Convertible Preferred Stock.  Upon any transfer of the Series A Convertible Preferred Stock in accordance with the provisions hereof, the Company shall register such transfer on the register of Series A Convertible Preferred Stock.

(d)
Withholding. To the extent required by applicable law, the Company may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Company from any payments made pursuant to the Series A Convertible Preferred Stock.

(e)	Headings. The headings of the Sections of this Certificate of Designation are inserted for convenience only and do not constitute a part of this Certificate of Designation.

(f)
 Severability. If any provision of this Certificate of Designation, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Certificate of Designation and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

It was further resolved that the Company’s executive officers are authorized and directed to take all such actions and to do all such things as the Company or any executive officer of the Company shall deem necessary or convenient to implement and render effective the Series A Convertible Preferred Stock and to prepare and file a Certificate of Designation of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of the DGCL.

It is further declared under penalty of perjury that the matters set forth in the foregoing Certificate of Designation are true and correct of my own knowledge.

Executed in ________________ on __________ ___, 2009.

________________________
Paul Leslie Hammond President